                                                                     EXHIBIT 4.1




--------------------------------------------------------------------------------

                               SHOLODGE, INC.
                                     and
                           SUNTRUST BANK, ATLANTA
                               as Rights Agent

                              Rights Agreement
                          Dated as of June 27, 1997

--------------------------------------------------------------------------------

                              TABLE OF CONTENTS

                                                                                                                          Page
                                                                                                                          ----

Section 1.        Certain Definitions......................................................................................1

Section 2.        Appointment of Rights Agent..............................................................................6

Section 3.        Issue of Right Certificates..............................................................................6

Section 4.        Form of Right Certificates...............................................................................9

Section 5.        Countersignature and Registration.......................................................................10

Section 6.        Transfer, Split Up, Combination and Exchange of Right Certificates;
                  Mutilated, Destroyed, Lost or Stolen Right Certificates.................................................10

Section 7.        Exercise of Rights; Purchase Price; Expiration Date of Rights...........................................12

Section 8.        Cancellation and Destruction of Right Certificates......................................................14

Section 9.        Reservation, Authorization and Registration.............................................................14

Section 10.       Preferred Shares Record Date............................................................................16

Section 11.       Adjustment of Purchase Price, Number of Shares or Number of Rights......................................16

Section 12.       Certificate of Adjusted Purchase Price or Number of Shares..............................................28

Section 13.       Consolidation, Merger or Sale or Transfer of Assets or Earning Power....................................28

Section 14.       Fractional Rights and Fractional Shares.................................................................30

Section 15.       Rights of Action........................................................................................32

Section 16.       Agreement of Right Holders..............................................................................32

Section 17.       Right Certificate Holder Not Deemed a Stockholder.......................................................33

Section 18.       Concerning the Rights Agent.............................................................................34

Section 19.       Merger or Consolidation or Change of Name of Rights Agent...............................................35

Section 20.       Duties of Rights Agent..................................................................................36

Section 21.       Change of Rights Agent..................................................................................38

Section 22.       Issuance of New Right Certificates......................................................................40

Section 23.       Redemption and Termination..............................................................................40

Section 24.       Exchange................................................................................................42

Section 25.       Notice of Certain Events................................................................................44

Section 26.       Notices.................................................................................................45

Section 27.       Supplements and Amendments..............................................................................46

Section 28.       Successors..............................................................................................47

Section 29.       Benefits of this Agreement............................................................................. 47

Section 30.       Severability............................................................................................47

Section 31.       Governing Law...........................................................................................47

Section 32.       Counterparts............................................................................................48

Section 33.       Descriptive Headings....................................................................................48

Signatures................................................................................................................48

Exhibit A -       Form of Certificate of Designations of ShoLodge, Inc.

Exhibit B -       Form of Right Certificate

Exhibit C -       Summary of Rights to Purchase Preferred Shares

                               RIGHTS AGREEMENT

                  This Rights Agreement (the "Agreement"), is entered into as of June 27, 1997, between SHOLODGE, INC., a Tennessee corporation (the "Company"), and SUNTRUST BANK, ATLANTA (the "Rights Agent").

                  The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding on July 15, 1997 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that becomes outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

                  Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "Acquiring Person" means any Person (as hereinafter defined) who or which, together with all Affiliates and Associates (as hereinafter defined) of such Person, is the Beneficial Owner (as hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but does not include the Company, any Subsidiary (as hereinafter defined) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, any entity holding Common Shares for or pursuant to the terms of any such plan or any Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 15% or more of the Common Stock of the Company outstanding on the date of this Agreement; provided, however, that if a Person becomes the beneficial owner of 15% or more of the Common Shares of the Company then outstanding in a transaction which is approved in advance of its occurrence by a majority of the Company's Board of Directors and by a majority of Continuing Directors, as hereinafter defined, as being in the best interests of the Company, such Person shall not be deemed to be an "Acquiring Person." Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person becomes the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and, after such share purchases by the Company, becomes the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for purposes of this Agreement.

         (b) "Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

         (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                  (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d- 3 of the General Rules and Regulations under the Exchange Act) including pursuant to any agreement, arrangement or understanding, whether or not in writing;

                  (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report or schedule); or

                  (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section l(c)(ii)(B)) or disposing of any securities of the Company.

         Notwithstanding anything in this definition of Beneficial
Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, means the number of such securities then issued and outstanding plus the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

         (d) "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in Nashville, Tennessee are authorized or obligated by law or executive order to close.

         (e) "Close of Business" on any given date means 5:00 P.M., Nashville, Tennessee time, on such date; provided, however, that if such date is not a Business Day, "Close of Business" means 5:00 P.M., Nashville, Tennessee time, on the next succeeding Business Day.

         (f) "Common Shares" when used with reference to the Company, means the shares of common stock, no par value, of the Company. "Common Shares," when used with reference to any Person other than the Company, means the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, of the Person or Persons which has the power ultimately to control or direct the management of the first-mentioned Person.

         (g) "Continuing Director" means (i) any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the date of this Agreement, or (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

         (h) "Distribution Date" has the meaning set forth in Section 3 hereof.

         (i) "Final Expiration Date" has the meaning set forth in Section 7 hereof.

         (j) "Person" means any individual, firm, corporation or other entity, and includes any successor (by merger or otherwise) of such entity.

         (k) "Preferred Shares" means shares of Series A Subordinated Preferred Stock of the Company, with the rights and preferences set forth in the amendment to the Company's charter establishing such stock, the form of which amendment is attached to this Agreement as Exhibit A.

         (l) "Redemption Date" has the meaning set forth in Section 7 hereof.

         (j) "Person" means any individual, firm, corporation or other entity, and includes any successor (by merger or otherwise) of such entity.

         (k) "Preferred Shares" means shares of Series A Subordinated Preferred Stock of the Company, with the rights and preferences set forth in the amendment to the Company's charter establishing such stock, the form of which amendment is attached to this Agreement as Exhibit A.

         (l) "Redemption Date" has the meaning set forth in Section 7 hereof.

         (m) "Shares Acquisition Date" means the date of the first public announcement (which, for purposes of this definition, shall include, without limitation, a report or schedule filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

         (n) "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or other equity interest is owned, directly or indirectly, by such Person.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall before the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem desirable.

         Section 3. Issue of Right Certificates.

         (a) Until the earlier of (i) the Close of Business on the tenth day after the Shares Acquisition Date (or, if the tenth day after the Shares Acquisition Date occurs before the Record Date, the Record Date) or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors before any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan or any Person who, or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 15% or more of the Common Stock of the Company outstanding on the date of this Agreement) of, or of the first public announcement of the intention of any Person

(other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan or any Person who, or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 15% or more of the Common Stock of the Company outstanding on the date of this Agreement) to commence, a tender or exchange offer the consummation of which would result in any Person's becoming the Beneficial Owner of Common Shares aggregating 15% or more of the then outstanding Common Shares, including any such date which is after the date of this Agreement and before the issuance of the Rights (the earlier of such dates being herein referred to as the "Distribution Date"), the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date (or earlier of the Redemption Date or the Final Expiration Date), the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration
Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

         (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but before the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed, printed or written on or otherwise affixed to them the following legend:

         This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between ShoLodge, Inc. and SunTrust Bank, Atlanta, dated as of June 27, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of ShoLodge, Inc. Under certain circumstances, as set forth in the Rights Agreement, such rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. ShoLodge, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after its receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

With respect to certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. If the Company acquires any Common Shares after the Record Date but before the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company is not entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

         Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company deems appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or to conform to usage. Subject to the provisions of Section 24 hereof, the Right Certificates shall entitle the holders thereof to purchase the number of one one-hundredths of a Preferred Share set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the "Purchase Price"), but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

         Section 5. Countersignature and Registration. The Company's President and Chief Executive officer, its Chief Financial Officer, its Chief Accounting Officer, or any of its Vice Presidents shall execute the Right Certificates, either manually or by facsimile signature, on behalf of the Company and the Secretary or an Assistant Secretary of the Company shall attest such execution, either manually or by facsimile signature. The Rights Agent shall manually countersign the Right Certificates. No Right Certificate shall be valid for any purpose unless countersigned. In case any officer of the Company who executed any of the Right Certificates ceases to hold the office in which capacity he executed before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who executed such Right Certificates continued to hold such office. Any Right Certificate may be executed on behalf of the Company by any person who, at the date of such execution, is authorized hereunder to execute such Right Certificate, although as of the date of the execution hereof such person was not so authorized.

         Following the Distribution Date, the Rights Agent will keep or cause to be kept at its principal office books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of Right Certificates, the number of Rights evidenced by each Right Certificate and the date of each Right Certificate.

         Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or before the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate (other than a Right Certificate representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to
Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate surrendered entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall deliver a written request to the Rights Agent and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, at the Company's request, of reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the lost, stolen, destroyed or mutilated Right Certificate.

         Section 7. Exercise of Rights; Purchase Price; Expiration Date of
                    Rights.

         (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on July 15, 2007 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

         (b) The purchase price for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be Sixty and no/100 Dollars ($60.00), subject to adjustment from time to time as provided in
Section 11 or 13 hereof (the

"Purchase Price"), and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

         (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent), (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. The Company hereby irrevocably authorizes and directs its transfer agents and depository agents to comply with requests made hereunder.

         (d) In case the registered holder of any Right Certificate exercises less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

         (e) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares a number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Section 7.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action with respect to a registered holder upon any purported exercise as set forth in this
Section 7 unless such registered holder shall have provided such evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company may reasonably require.

         Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof, except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company or shall, at the written request of the Company, destroy cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. Reservation, Authorization and Registration.

         (a) Following the Shares Acquisition Date, the Company covenants and agrees that it will cause to be reserved and kept available out of its then authorized and unissued

Common Shares the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights, subject to the rights of the Company under Section 11(a)(iii) hereof.

         (b) Following the Shares Acquisition Date the Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Common Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares.

         (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the Distribution Date on which the consideration to be delivered by the Company upon exercise of the Rights has been determined or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after the filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Final Expiration Date. The Company will also use its best efforts to comply with the securities laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statements and permit them to become effective. Upon any suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite registration or qualification in that jurisdiction shall have been obtained.

         (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares or Common Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares or Common Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for the Preferred Shares or Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10. Preferred Shares Record Date. Each person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated as of, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated as of, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Before the exercise of the Rights evidenced thereby, the holder of a Right

Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.


         Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a)  (i) If at any time after the date of this Agreement the Company
(A) declares a dividend on the Preferred Shares payable in Preferred Shares,
(B) subdivides the outstanding Preferred Shares, (C) combines the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issues any shares of its capital stock in a reclassification of the Preferred Shares (including any reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, he would have owned upon such exercise and have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

         (ii) Subject to Sections 23 and 24 of this Agreement, in the event any Person becomes an Acquiring Person, each holder of a Right shall from the Shares Acquisition Date have a right to receive, upon exercise thereof at a price equal to the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. In the event that any Person becomes an Acquiring Person while the Rights are outstanding, the Company shall take no action which would eliminate or diminish the benefits intended to be afforded by the Rights, provided that, the Company's exercise of its power to redeem the Rights pursuant to Section 23 hereof or of any other right or power specifically reserved to it hereunder shall not be deemed an elimination or diminution of such benefits.

         On and after the Shares Acquisition Date, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or by any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or to any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.

         (iii) Notwithstanding anything in this Agreement to the contrary, the number of Common Shares required to be issued upon exercise of the Rights pursuant to subparagraph (ii) of this Section 11(a) shall not exceed the total number of authorized but unissued Common Shares as of the Record Date; provided that, if at any time before the end of the Substitution Period, as hereinafter defined, the total number of authorized but unissued Common Shares becomes greater than the number of such Common Shares as of the Record Date, this Agreement may be amended pursuant to Section 27 to increase the number of Common Shares issuable upon exercise of the Rights under subparagraph (ii) of this
Section 11(a). In the event that the number of Common Shares which are authorized by the Company's charter but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph
(ii) of this Section 11(a) (without regard to any adjustment in the number of Common Shares issuable upon such exercise which is required by the first sentence of this subparagraph (iii)), the Company shall: (A) determine the excess of (x) the value of the unavailable Common Shares issuable upon the exercise of a Right over (y) the Purchase Price applicable to such unavailable Common Shares (such excess, the "Spread"), and (B) make adequate provision to substitute for such unavailable Common Shares, upon payment of the applicable Purchase Price, (1) cash, (2) other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have the same value as Common Shares (such shares of preferred stock, "common share equivalents"), (3) debt securities of the Company, (4) other assets, or (5) any combination of the foregoing, having an aggregate value equal to the Spread, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company (any of (1)-(5), the "Substitute

Consideration"); provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty days following the Shares Acquisition Date, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, in an amount equal to the Spread. If the Board of Directors determines in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon full exercise of the Rights, the thirty-day period set forth above may be extended for not more than ninety additional days during which the Company may seek shareholder approval for the authorization of such additional Common Shares (such thirty-day period, as it may be extended, the "Substitution Period"). If Substitute Consideration is paid on exercise of the Rights, all outstanding Rights shall receive the same Substitute Consideration. The Board of Directors may suspend the exercisability of the Rights until the expiration of the Substitution Period. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Shares on the Shares Acquisition Date and the value of any "common share equivalent" shall be deemed to have the same value as a Common Share on such date.

         (b) If the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares") or securities convertible into Preferred Shares or equivalent preferred shares at a price per

Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). If such subscription price may be paid in part or in whole in a consideration other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) If the Company fixes a record date for a distribution to all holders of the Preferred Shares (including any distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the

Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares. Such adjustments shall be made successively whenever such a record date is fixed; and if such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would be in effect if such record date had not been fixed.

         (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security") for the purpose of this
Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of the Security for the thirty (30) consecutive Trading Days (as hereinafter defined) immediately before such date; provided, however, that if the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or other distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and before the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

         (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

         (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section
11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

         (f) If as result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised becomes entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly as practicable equivalent to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such other shares.

         (g) All Rights originally issued by the Company after any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company has exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest on one-millionth of a Preferred Share) obtained by
(i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately before this adjustment by (y) the Purchase Price in effect immediately before such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately before such adjustment. Each Right held of record before such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten thousandth) obtained by dividing the Purchase Price in effect immediately before adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, it shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         (j) Regardless of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

         (k) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (l) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

         (m) If at any time between the date of this Agreement and the Distribution Date, the Company (i) declares or pays any dividend on the Common Shares payable in Common Shares or (ii) effects a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then (A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately before such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately before such event had issued with respect to it. The adjustments provided for in this Section 11(m) shall be made successively whenever such a dividend is declared or, if not declared, paid, or such a subdivision, combination or consolidation is effected.

         (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person, (ii) merge with or into any other Person or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions outside the ordinary course of the Company's business, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. If, directly or indirectly, (a) the Company consolidates with, or merges with and into, any other Person, (b) any Person consolidates with or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares are changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property or engages in a share exchange with the Company in which all or part of the Common Shares are changed into or exchanged for stock or other securities of any other Person or
(c) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) free and clear of any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company under this Agreement;
(iii) the term "Company" shall thereafter be deemed to refer to such issuer; and
(iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with
Section 9 hereof) in connection with such consummation to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer until the Company and such issuer have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

         Section 14. Fractional Rights and Fractional Shares.

         (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately before the date on which such fractional Rights would otherwise have been issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

         (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately before the date of such exercise.

         (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).


         Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

         Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) before the Distribution Date, the Rights are transferable only in connection with the transfer of the Common Shares;

         (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

         (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, before the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

         (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any Person as a result of its inability to perform any of its obligations hereunder by reason of any preliminary or permanent injunction or any other order, decree or ruling of a court of competent jurisdiction, a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must take reasonable measures to have any such order, decree or ruling lifted or otherwise reversed.

         Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent, and its officers, agents and directors, for, and to hold them harmless against, any loss, liability, or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent or such indemnified Persons in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

         The Rights Agent shall be protected by the Company and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

         Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party or any corporation succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the

Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the President and Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights' becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by an act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the President and Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

         (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents.

         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail and to the holders of the Right Certificates by first-class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of Tennessee (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Tennessee), in good standing, having an office in the State of Tennessee, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $60,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and shall execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

         Section 23. Redemption and Termination.

         (a) The Board of Directors of the Company may, at its option, at any time before the earlier of (i) the Close of Business on the tenth day following the Shares Acquisition Date and (ii) the Close of Business on the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof or, in the discretion of the Board of Directors, its equivalent in shares of the Company's stock, determined according to the current per share market price of such shares as of the date of redemption (such amount, the "Redemption Price"); provided, however, if at the time the Board of Directors of the Company authorizes redemption of the Rights
(i) such authorization occurs on or after the time a Person becomes an Acquiring Person or (ii) such authorization occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board of Directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking any action which would result in such Person's becoming an Acquiring Person, then in either such event there must be Continuing Directors then in office and such authorization shall require the concurrence of a majority of such Continuing Directors, Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable following an adjustment made pursuant to Section 11(a)(ii) prior to the expiration of the Company's right of redemption hereunder.

         (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this
Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof and other than in connection with the purchase of Common Shares prior to the Distribution Date.

         Section 24. Exchange.

         (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan or any Person who, or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 15% or more of the Common Stock of the Company outstanding on the date of this Agreement), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

         (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive a number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

         (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares (or common equivalent shares, as such term is defined in Section 11(b) hereof) for Common Shares exchangeable for Rights, at the initial rate of one one-hundredth of a Preferred Share (or equivalent preferred share) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one Common Share.

         (d) In the event that there are not sufficient Common Shares or Preferred Shares authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares or Preferred Shares for issuance upon exchange of the Rights.

         (e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional

Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (e), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.


         Section 25. Notice of Certain Events.

         (a) If the Company proposes (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, or to engage in a share exchange with any other Person in which all or part of the Common Shares are changed into or exchanged for stock or securities of, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (v) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

         (b) If the event set forth in Section 11(a)(ii) hereof occurs, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

         Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

             ShoLodge, Inc.
             217 West Main Street
             Gallatin, Tennessee 37066
             Attention: Chief Financial Officer

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights

Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company), as follows:

                 SunTrust Bank, Atlanta
                 P.O. Box 4625
                 Atlanta, GA 30302
                 Attention: Department Manager

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 27. Supplements and Amendments. Before the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of Common Shares. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder (which shortening or lengthening, following the first occurrence of an event set forth in clauses (i) and (ii) of the first proviso to
Section 23(a) hereof, shall be effective only if there are Continuing Directors and shall require the concurrence of a majority of such Continuing Directors), or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person) so long as the duties, liabilities and indemnification of the Rights Agent are not effected; provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or
(B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

         Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Tennessee and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.



                                            SHOLODGE, INC.

Attest:

By  /s/ Bob Marlowe                         By  /s/ Michael Corbett
  ----------------------------------          ----------------------------------
  Title: Secretary                            Title: Chief Financial Officer

                                            SUNTRUST BANK, ATLANTA

Attest:

By  /s/ Sue Hamilton                        By  /s/ Letitia Radford
  ----------------------------------          ----------------------------------
  Title: Trust Officer                        Title: Vice President

                                                                       EXHIBIT A

                              ARTICLES OF AMENDMENT

                  Pursuant to the provisions of Sections 48-16-102 and 48-20-106 of the Tennessee Business Corporation Act, as amended, the undersigned corporation adopts the following articles of amendment to its charter:

                  1. The name of the Corporation is ShoLodge, Inc.

                  2. The charter is amended to add a new Section (a)(iv) of
                  Article 6 as follows:

                     (iv) A series of preferred stock shall be and hereby is
                  designated as "Series A Subordinated Preferred Stock" (hereinafter referred to as "Series A Subordinated Preferred Stock"), shall consist of 100,000 shares, without nominal or par value, and shall have, in addition to the rights and preferences granted by law, the following characteristics, rights and preferences:

                     1. Dividends. (a) Subject to the rights of the holders of
                  any shares of any class or series of Preferred Stock
                  (or any similar stock) ranking prior and superior to the Series A Subordinated Preferred Stock with respect to dividends, the holders of shares of Series A Subordinated Preferred Stock, in preference to the holders of the Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last days of each fiscal quarter of the Company in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Subordinated Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Subordinated Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Subordinated Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                    (b) The Corporation shall declare a dividend
                  or distribution on the Series A Subordinated Preferred Stock as provided in paragraph (a) of this Section 1 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Subordinated Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                                    (c) Dividends shall begin to accrue and be
                  cumulative on outstanding shares of Series A Subordinated Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Subordinated Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Subordinated Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Subordinated Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be A-2 not more than sixty (60) days prior to the date fixed for the payment thereof.

                           2. Voting Rights. The holders of shares of Series A Subordinated Preferred Stock shall have the following voting rights:

                                    (a) Subject to the provision for adjustment
                  hereinafter set forth, each share of Series A Subordinated Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Subordinated Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                    (b) Except as otherwise provided herein, in
                  any other Charter Amendment creating a series of preferred stock or any similar stock, or by law, the holders of shares of Series A Subordinated Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                                    (c) Except as set forth herein, or as
                  otherwise provided by law, holders of Series A Subordinated Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                           3. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Subordinated Preferred Stock as provided in Section 1 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Subordinated Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                                    (i)   declare or pay dividends, or make any
                           other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Subordinated Preferred Stock;

                                    (ii)  declare or pay any dividends, or make
                           any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Subordinated Preferred Stock except dividends paid ratably on the Series A Subordinated Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                    (iii) redeem or purchase or otherwise
                           acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Subordinated Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Subordinated Preferred Stock; or

                                    (iv)  redeem or purchase or otherwise
                           acquire for consideration any shares of Series A Subordinated Preferred Stock, or any shares of stock ranking on a parity with the Series A Subordinated Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders, of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                                    (b)   The Corporation shall not permit any
                  subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation, unless the

                  Corporation could, under paragraph (a) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

                           4. Reacquired Shares. Any shares of Series A
                  Subordinated Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Subordinated Preferred Stock and may be reissued as part of a new series of Subordinated Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Charter or in any amendment thereto creating a series of Subordinated Preferred Stock or any similar stock or as otherwise required by law.

                           5. Liquidation. Upon any liquidation, dissolution
                  or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Subordinated Preferred Stock, unless prior thereto the holders of shares of Series A Subordinated Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Subordinated Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Subordinated Preferred Stock, except distributions made ratably on tile Series A Subordinated Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Subordinated Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           6. Consolidation, Merger, etc. In case the
                  Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Subordinated Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Subordinated Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           7. No Redemption or Conversion.  The shares of
                  Series A Subordinated Preferred Stock shall not be redeemable or convertible.

                  3. The amendment was duly adopted by the Board of Directors of the corporation at a meeting held on June 20, 1997. Shareholder action was not required.

                  4. This amendment is to be effective upon filing of these articles by the Secretary of State of the State of Tennessee.


Dated: June 27, 1997

                                             SHOLODGE, INC.

                                             By:
                                                --------------------------------
                                             Its:
                                                 -------------------------------

                                                                       Exhibit B

                            Form of Right Certificate

Certificate No. R-                                                        Rights
                                                                      ----

                  NOT EXERCISABLE AFTER _______________, 2007 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $____________ PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                              Right Certificate

                                SHOLODGE, INC.

                  This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of _______________, 1997 (the 'Rights Agreement") between ShoLodge, Inc., a Tennessee corporation (the "Company"), and __________________________ (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and before 5:00 P.M., Nashville, Tennessee time, on _____________________, 2007, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid, non-assessable share of the Company's Series A Subordinated Preferred Stock ("Preferred Share"), at a purchase price of $____ per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of _________________, 1997, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement,, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company, its officers and directors and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the principal office of the Rights Agent.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right

Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right payable in cash or in stock of the Company or (ii) may be exchanged by the Company in whole or in part for Preferred Shares or shares of the Company's common stock, no par value.

                  No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                  No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                  This Right Certificate shall not lie valid or obligatory for any purpose until it is countersigned by, the Rights Agent.

                  WITNESS the facsimile signature of the authorized officers of the Company.

Dated as of                     ,       .
            --------------------  ------

ATTEST:                                   SHOLODGE, INC.

                                          By:
-------------------------------------        -----------------------------------

Countersigned:



[Rights Agent]



By:
   ----------------------------------
   Authorized Signature

                  Form of Reverse Side of Right Certificate

                              FORM OF ASSIGNMENT

               (To be executed by the registered holder if such
              holder desires to transfer the Right Certificate.)

                  FOR VALUE RECEIVED
                                    --------------------------------------------
hereby sells, assigns and transfers unto
                                        ----------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                (Please print name and address of transferee)

--------------------------------------------------------------------------------
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:                  ,
        ----------------  ----

                                                     ---------------------------
                                                     Signature


Signature Guaranteed:

                  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

--------------------------------------------------------------------------------

                  The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                    --------------------------------------------
                                    Signature

--------------------------------------------------------------------------------

                         FORM OF ELECTION TO PURCHASE

             (To be executed if holder desires to exercise Rights
              represented by the Right Certificate.)

To SHOLODGE, INC.

                  The undersigned hereby irrevocably elects to exercise ____________________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                       (Please print name and address)

--------------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                       (Please print name and address)

--------------------------------------------------------------------------------


Signature Guaranteed:

                  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

--------------------------------------------------------------------------------

                  The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                    --------------------------------------------
                                    Signature

                                    NOTICE

                  The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       EXHIBIT C

                        SUMMARY OF RIGHTS TO PURCHASE

                               PREFERRED SHARES

                  The board of directors of ShoLodge, Inc. (the "Company") has declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, no par value (the "Common Shares"), of the Company. The dividend is payable on July 15, 1997 (the "Record Date"), to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of the Company's Series A Subordinated Preferred Stock ("Preferred Share") at a price of $60.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and SunTrust Bank, Atlanta, as Rights Agent (the "Rights Agent").

                  Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares without the prior approval of the board of directors, including a majority of "Continuing Directors," as that term is defined in the Rights Agreement, or (ii) 10 business days (or such later date as may be determined by action of the board of directors before such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

                  The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

                  The Rights are not exercisable until the Distribution Date. The Rights will expire on July 15, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

                  The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

                  The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, before the Distribution Date.

                  Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to an aggregate dividend of the greater of (i) 100 times the dividend declared per Common Share and (ii) a cumulative quarterly dividend of $1.00. In the event of liquidation, the holders of the Preferred Shares will be entitled to receive, in preference to shares of all junior classes of the Company's stock, the greater of (i) $1.00 per share and (ii) an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

                  Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

                  If the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will from the date of the first public announcement of the Acquiring Person's acquisition have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right or, if there is an insufficient number of authorized and unissued Common Shares to allow the full exercise of the Rights, a package of other securities or property of the Company and/or cash which the board of directors determines with the advice of an investment banking firm to be equivalent to such number of Common Shares.

                  At any time after any Person becomes an Acquiring Person and before the acquisition by such person or group of 50% or more of the outstanding Common Shares, the board of directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day before the date of exercise.

                  At any time before the close of business ten days after the date of the first public announcement of the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Shares, the board of directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), payable in cash or in shares of the Company's stock. If, however, there is an Acquiring Person at the time, a majority of Continuing Directors must concur in the redemption of the Rights. The redemption of the Rights may be made effective at such time on such basis with such conditions as the board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  The terms of the Rights may be amended by the board of directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% plus the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as there is an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated ________________, 1997. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.